Numerity Corporation
256 W El Camino Real, Sunnyvale, CA 94087

To IN Media Corporation

4920 El Camino Real, Ste 100,

Los Altos, CA 94022

January 1, 2011

Ref Consulting Agreement Dated January 1, 2009 as amended June 30, 2010

Gentlemen:

The bulk of our development work is now complete. Therefore, effective January 1, 2011, NUmerity will no longer charge the management service fee of $40,000 per month. Instead, Numerity will simply present bills for its actual out of pocket expenses supported by original receipts

Sincerely

Nitin Karnik

President, Numerity Corporation